UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

April 9, 2021 (March 31, 2021)

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
5400 Carillon Point Kirkland, WA 98033 (Address of Principal Executive Offices and zip code)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2021, GrowLife, Inc., a Delaware corporation (the “Company”), entered into a Warrant Settlement Agreement (the “Agreement”), dated March 31, 2021, with St. George Investments LLC, a Utah limited liability company (“St. George”), Iliad Research and Trading, L.P., a Utah limited partnership (“Iliad,” and together with St. George, the “Investor”). Pursuant to the Agreement, the Company and Investor agreed to settle the following warrants previously issued by the Company: (i) Warrant to Purchase Shares of Common Stock dated February 9, 2018 issued to St. George (the “February 2018 Warrant”); and (ii) Warrant to Purchase Shares of Common Stock dated October 15, 2018 issued to Iliad (the “October 2018 Warrant,” and together with the February 2018 Warrant, the “Warrants”).

Prior to entering into the Agreement, the Investor alleged and confirmed with an independent third party fund accountant and administrator that the Warrants were exercisable for approximately 131,077,164 aggregate common shares. Pursuant to the Agreement, the Investor agreed to accept an aggregate 14,250,000 common stock shares of the Company (“Shares”) under the Warrants, as full payment for and satisfaction of the Warrants. The Shares will be issued upon exercise of the Warrants from the share reserve of Bucktown Capital, LLC created under that certain Irrevocable Letter of Instructions to Transfer Agent dated February 26, 2021. Bucktown has further agreed it shall not declare an Event of Default under its February 2021 Note so long as Company increases it authorized shares at the next scheduled shareholder meeting of Company and puts the Share Reserve in place immediately thereafter as required under the February 2021 Purchase Agreement. Upon receipt of the Shares, the Investor shall cancel the Warrants and mutually release and discharge each other.

The Agreement is qualified in its entirety by reference to the Agreement, a copy of which are attached to this Current Report on Form 8-K as Exhibit 10.1, respectively, and incorporated by reference into this Item 1.01. Certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit	Description

10.1	Warrant Settlement Agreement, dated March 31, 2021, with St. George and Iliad (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: April 9, 2021	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer